UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

On May 2, 2025, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario ("Flora" or the "Company"), entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain investors (the "Investors") in connection with the issuance and sale by the Company to the Investors via a private placement (the "Private Placement") of an aggregate of 3,133,011 common shares of the Company, no par value per share at a purchase price of US$0.30 per share (the "Common Shares") and 726,992 pre-funded warrants of the Company at a purchase price of US$0.2999 per warrant (the "Pre-funded Warrants") each to purchase one Common Share (each, a "Pre-funded Warrant Share") which shall be immediately exercisable and expire when exercised in full, at an exercise price of US$0.0001 per share. The Company has agreed to file a registration statement on Form S-3 within fifteen (15) calendar days following the closing date of the Private Placement.

The Company will reimburse the Investors a non-accountable amount of US$15,000 for all costs and expenses of outside counsel and disbursements of Bevilacqua PLLC, counsel to one of the Investors, which shall be withheld by such Investor from its purchase price at the closing date of the Private Placement.

The net proceeds from the sale of the Common Shares and Pre-funded Warrants were approximately US$1,100,000 after deducting estimated expenses relating to the Private Placement. The Company intends to use US$400,000 of the net proceeds from the Private Placement to purchase Solana, US$400,000 of the net proceeds from the Private Placement to purchase Ethereum, US$100,000 of the net proceeds from the Private Placement to purchase Sui, US$100,000 of the net proceeds from the Private Placement to purchase Ripple, and the balance of the net proceeds from the Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the Common Shares and the Pre-funded Warrants.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investors. Additionally, the Company has agreed to provide the Investors with customary indemnification under the Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The foregoing description of the Pre-funded Warrants and the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the form of Pre-funded Warrant and the form of Securities Purchase Agreement, copies of which are attached as Exhibit 4.1 and Exhibit 10.1 respectively, to this Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference. The Common Shares, Pre-funded Warrants and Pre-funded Warrant Shares have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-funded Warrant dated as of May 2, 2025
10.1	Form of Securities Purchase Agreement, dated as of May 2, 2025, by and between the Company and the purchasers identified therein
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: May 2, 2025	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer